                             (Growth & Income Fund)



                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                                      AMONG

                      JOHN HANCOCK VARIABLE SERIES TRUST I

                    INDEPENDENCE INVESTMENT ASSOCIATES, INC.

                                       AND

                       JOHN HANCOCK LIFE INSURANCE COMPANY

                       SUB-INVESTMENT MANAGEMENT AGREEMENT

      AGREEMENT made as of the first day of November, 2000 by and among John Hancock Variable Series Trust I, a Massachusetts business trust (the "Trust"), Independence Investment Associates, Inc., a Delaware corporation ("IIA"), and John Hancock Life Insurance Company, a Massachusetts corporation ("JHLICO").

      WHEREAS, the Trust is organized and is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

      WHEREAS, JHLICO and IIA are engaged in the business of rendering investment advice under the Investment Advisers Act of 1940; and

      WHEREAS, the Trust is authorized to issue shares of capital stock in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Trust offers shares in several classes, one of which is designated as the Growth & Income Fund, (together with all other classes established by the Trust, the "Funds"), each of which pursues its investment objectives through separate investment policies; and

      WHEREAS, the Trust has retained JHLICO to render investment management services to the Trust pursuant to an Investment Management Agreement dated as of April 12, 1988 (the "Investment Management Agreement"), pursuant to which it may contract with one or more investment advisers as provided for herein;

      NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.    APPOINTMENT OF SUB-MANAGER

      (a) Subject Fund. IIA is hereby appointed and IIA hereby accepts the
          ------------
appointment to act as an investment adviser and manager to the Growth & Income Fund (the "Subject Fund"), effective November 1, 2000, for the period and on the terms herein set forth, for the compensation herein provided.

      (b) Additional Subject Funds. In the event that the Trust and JHLICO
          ------------------------
desire to retain IIA to render investment advisory services hereunder for any other Fund, they shall so notify IIA in writing. If it is willing to render such services, IIA shall notify the Trust in writing, whereupon such Fund shall become a Subject Fund hereunder.

      (c) Independent Contractor. IIA shall for all purposes herein be deemed to
          ----------------------
be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Trust.


2.  PROVISION OF INVESTMENT MANAGEMENT SERVICES.

      IIA will provide for such portion of the Subject Fund's assets as may be designated to it by JHLICO from time to time (the "Subject Assets") a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of said Fund, as furnished to IIA by JHLICO in writing from time to time. IIA will manage the investment and reinvestment of the Subject Assets, and perform the functions set forth below, subject to the overall supervision, direction, control and review of the Board of Trustees of the Trust, JHLICO and, as in effect from time to time, the provisions of the Trust's Declaration of Trust, Bylaws, prospectus, statement of additional information (all as furnished to IIA by JHLICO in writing from time to time), the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations or any directions or instructions, all as delivered to IIA in writing by JHLICO or the Trust from time to time).

      IIA will have investment discretion with respect to the Subject Assets and will, at its own expense:

         (a) upon request, advise the Trust in connection with investment decisions to be made by its Board of Trustees or any committee thereof regarding the Subject Assets and furnish the Trust with research, economic and statistical data in connection with investments and investment policies for the Subject Assets;

         (b) submit such reports relating to the valuation of the Subject Assets as the Trust's Board of Trustees may reasonably request;

         (c) place orders for purchases and sales of portfolio investments for the Subject Assets;

         (d) maintain and preserve the records relating to its activities hereunder, including those records required by the 1940 Act to be maintained by it and preserved by the Trust, to the extent not maintained by the Trust's custodian, transfer agent or JHLICO; and

         (e) subject to its receipt of all necessary voting materials, in its discretion, as it deems advisable in the best interests of the Subject Fund, vote, or cause to be voted, any or all proxies with respect to the Subject Assets in accordance with IIA's proxy voting policy as most recently provided to JHLICO.

      The Trust and JHLICO will provide timely information to IIA regarding such matters as purchases and redemptions of shares with respect to the Subject Assets and the cash requirements of, and cash available for investment in, the Subject Assets, and all information (including, without limitation, reports concerning the classification of Fund securities for purposes of Subchapter M of the Internal Revenue Code and Treasury Regulations Section 1.817) as may be reasonably necessary or appropriate in order for IIA to perform its responsibilities hereunder. On its own initiative, IIA will apprise JHLICO and the Trust of important developments materially affecting the Subject Assets and will furnish JHLICO and the Trust's Board of Trustees from time to time such information as is appropriate for this purpose.

3.    ALLOCATION OF EXPENSES.

      Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Trust specifically agrees, without limitation, to assume the expense of:

      (i) brokerage commissions for transactions in the portfolio investments of the Subject Assets and similar fees, charges and expenses incurred in connection with the acquisition, disposition, lending or borrowing of such portfolio investments;

      (ii) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Trust to federal, state or other governmental agencies; and

      (iii)  interest payable on the Trust's borrowings.

Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Trust and JHLICO in the Investment Management Agreement or any other agreement to which they are parties.

4.    SUB-ADVISORY FEES.

      For all of the services rendered as herein provided, JHLICO shall pay to IIA a fee (for payment of which the Trust shall have no obligation or liability) based on the Current Net Assets of the Subject Assets, as set forth in Schedule I attached hereto and made a part hereof. The fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to the Subject Assets during any calendar month, the fee with respect to such Subject Assets accrued to termination shall be paid promptly following such termination.

      "Current Net Assets" of the Subject Assets for purposes of computing the amount of advisory fee accrued for any day shall mean the net assets of the Subject Assets as of the most recent preceding day for which the Subject Assets' net assets were computed.

5.    FUND TRANSACTIONS.

      In connection with the investment and reinvestment of the assets of the Subject Fund, IIA is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Subject Assets and to use its best efforts to obtain best execution with respect to all such purchases and sales of Fund securities for said Subject Assets. IIA shall maintain records reasonably adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Subject Fund and its shareholders, IIA shall have the right subject to the control of the Board of Trustees, and to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Subject Fund or to IIA, and who charge a higher commission rate to the Subject Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. IIA shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.

      The fees payable to IIA by JHLICO hereunder shall be reduced by any tender offer solicitation fees or similar payments received by IIA, in connection with the tender of investments of any Subject Assets (less direct expenses incurred by IIA in connection with obtaining such fees or payments), to the extent not otherwise paid or credited to the Subject Fund.

6.    INFORMATION, RECORDS, AND CONFIDENTIALITY.

      The Trust shall own and control all records maintained hereunder by IIA on the Trust's behalf and, in the event of termination of this Agreement with respect to the Subject Fund for any reason, all records (or true and complete copies thereof) relating to that Fund shall be promptly returned to the Trust, free from any claim or retention of rights by IIA. IIA also agrees, upon request of the Trust, promptly to surrender such books and records or, at its expense, copies thereof, to the Trust or make such books and records available for inspection by representatives of regulatory authorities or other persons reasonably designated by the Trust. IIA further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to, Rules 31a-1 and 31a-2 and to supply all information in its possession or reasonably available to it, requested by any insurance regulatory authorities to determine whether all insurance laws and regulations are being complied with.

      IIA shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only (i) to John Hancock Life Insurance Company, or to any other person or entity that directly or indirectly owns all or substantially all of the IIA's capital stock; (ii) if the Trust or JHLICO has authorized such disclosure, or (iii) if such disclosure is expressly required by applicable federal or state regulatory authorities or court proceedings.

      IIA shall supply the Board of Trustees and officers of the Trust and JHLICO with all statistical information regarding investments which is reasonably required by them and reasonably available to it.

7.    LIABILITY; STANDARD OF CARE.

      No provision of this Agreement shall be deemed to protect IIA or JHLICO against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement or the Investment Management Agreement, as applicable. Nor shall any provision hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties. IIA shall employ only qualified personnel to manage the Subject Assets; shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement (provided that copies of any applicable investment restrictions imposed by state insurance laws and regulations shall be furnished to IIA by JHLICO); shall (as provided in Section 2 above) comply with the investment policies, guidelines and restrictions of the Subject Fund and with the provisions of the Trust's Declaration of Trust, Bylaws, prospectus and statement of additional information, all as furnished to IIA by JHLICO in writing from time to time; shall manage the Subject Assets (subject to the receipt of, and based upon the information contained in, periodic reports from JHLICO or the custodian concerning the classification of Fund securities for such purposes) as a regulated investment company in accordance with subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.817-5(b); shall act in its management of the Subject Assets in the best interests of the Trust, subject however to its duties to other clients as described in Section 9 below; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. However, IIA shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

8.    DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) Duration. This Agreement shall become effective with respect to the
          --------
Growth & Income Fund on the date set forth in Section 1(a) hereof and, with respect to any additional Subject Fund, on the date of receipt by the Trust of notice from IIA in accordance with Paragraph 1(b) hereof that it is willing to serve with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the initial Subject Fund and, with respect to each additional Subject Fund, until two years following the date on which such Fund becomes a Subject Fund hereunder, and shall continue in full force and effect thereafter with respect to each Subject Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Board of Trustees of the Trust or by vote of a majority of the outstanding voting shares of such Fund, and (b) in either event by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      Any approval of this Agreement by the holders of a majority of the outstanding shares of any Subject Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment," "vote of a majority of the outstanding shares" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.

      (b) Termination. This Agreement may be terminated with respect to any
          -----------
Subject Fund at any time, without payment of any penalty, by the Trust pursuant to a vote of the trustees of the Trust or a vote of a majority of the outstanding shares of such Fund, which termination shall be effective immediately upon delivery of notice thereof to IIA and JHLICO. This Agreement may be terminated by IIA on at least sixty days' prior written notice to the Trust and JHLICO, or by JHLICO on at least sixty days' prior written notice to the Trust and IIA. Transactions already entered into by IIA but not yet settled at the time of any such termination shall settle for the account of the Trust.

      (c)  Automatic Termination. This Agreement shall automatically and
           ---------------------
immediately terminate in the event of its assignment or if the Investment Management Agreement is terminated.

9.  SERVICES NOT EXCLUSIVE.

      The services of IIA to the Trust are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of IIA and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.

      Nothing in this Agreement shall limit or restrict IIA or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own accounts; provided, however, that no such person shall purchase securities from or sell securities to the Subject Fund except as permitted under applicable laws and regulations, including without limitation the 1940 Act and the Investment Advisers Act of 1940, and the rules and regulations thereunder. The Trust acknowledges that IIA and its officers, affiliates and employees, and its and their other clients, may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of under this Agreement. IIA shall have no obligation to acquire for the Subject Fund a position in any investment which IIA, its officers, affiliates or employees may acquire for their own accounts or for the account of another client, if in the sole discretion of IIA it is not feasible or desirable to do so.

10.  AVOIDANCE OF INCONSISTENT POSITION.

      In connection with the purchase and sale of portfolio securities of the Subject Assets, IIA and its directors, officers and employees will not act as principal or agent or receive any commission, except as may be permitted under applicable laws and regulations and the policies and procedures of the Trust in effect from time to time. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Subject Assets with those for other accounts managed by IIA or its affiliates, if orders are allocated in a manner deemed equitable by IIA among the accounts and at a price approximately averaged.

11.   AMENDMENT.

      No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by a duly authorized officer of the party or parties intending to be bound thereby. No amendment of this Agreement shall be effective until approved specifically by
(a) the Board of Trustees of the Trust, or by vote of a majority of the outstanding shares of the Subject Fund, and (b) by vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

12.  LIMITATION OF LIABILITY.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, officers, agents or employees of the Trust personally, but only bind the trust property of the Trust, as provided in the Trust's Declaration of Trust.

13.  GOVERNING LAW.

      This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

14.  NOTICES.

      Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail

(first class, postage prepaid), by facsimile transmission (provided that any notice delivered by facsimile shall be followed promptly by a duplicate notice delivered by another permitted method of delivery), by hand or by commercial overnight delivery service, addressed as follows:

      IIA:            Independence Investment Associates, Inc.
                      53 State Street
                      Boston, MA  02109
                      Attention:  President
                      Fax #:  617-228-8895


      JHLICO:         John Hancock Life Insurance Company
                      200 Clarendon Street
                      P.O. Box 111
                      Boston, MA  02117
                      Attention:  Raymond F. Skiba
                      Fax #:  617-375-4835


      TRUST:          John Hancock Variable Trust  I
                      200 Clarendon Street
                      P.O. Box 111
                      Boston, MA  02117
                      Attention:  Raymond F. Skiba
                      Fax #:  617-375-4835

5.  ASSIGNMENT.

      This Agreement may not be assigned by any party, either in whole or in part.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

ATTEST:                               JOHN HANCOCK VARIABLE SERIES TRUST I

/s/Arnold Bergman                     By:  /s/ Michele G. Van Leer
Counsel                               Title: Chairman

ATTEST:                               JOHN HANCOCK LIFE INSURANCE COMPANY
/s/ Antoniette Ricci
Assistant Secretary                   By:  /s/ Robert R. Reitano
                                      Title: Senior Vice President and Chief
                                             Investment Strategist

ATTEST:                               INDEPENDENCE INVESTMENT
/s/Carolyn Simmons                    ASSOCIATES, INC.
Senior Associate                      By:  /s/  Mark Lapman
                                      Title: CEO

                                   SCHEDULE I

                                      FEES
                                      ----

Current Subject Assets Under Management       Sub-Advisory Fee
---------------------------------------       ----------------

All amounts                                   18.75 basis points
                                              (0.1875%) per annum

                                                  (Managed Fund)

                      SUB-INVESTMENT MANAGEMENT AGREEMENT

                                     AMONG

                     JOHN HANCOCK VARIABLE SERIES TRUST I

                   INDEPENDENCE INVESTMENT ASSOCIATES, INC.

                                      AND

                      JOHN HANCOCK LIFE INSURANCE COMPANY

                      SUB-INVESTMENT MANAGEMENT AGREEMENT

      AGREEMENT made as of the first day of November, 2000 by and among John Hancock Variable Series Trust I, a Massachusetts business trust (the "Trust"), Independence Investment Associates, Inc., a Delaware corporation ("IIA"), and John Hancock Life Insurance Company, a Massachusetts corporation ("JHLICO").
      WHEREAS, the Trust is organized and is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and
      WHEREAS, JHLICO and IIA are engaged in the business of rendering investment advice under the Investment Advisers Act of 1940; and
      WHEREAS, the Trust is authorized to issue shares of capital stock in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and
      WHEREAS, the Trust offers shares in several classes, one of which is designated as the Managed Fund, (together with all other classes established by the Trust, the "Funds"), each of which pursues its investment objectives through separate investment policies; and
      WHEREAS, the Trust has retained JHLICO to render investment management services to the Trust pursuant to an Investment Management Agreement dated as of April 12, 1988 (the "Investment Management Agreement"), pursuant to which it may contract with one or more investment advisers as provided for herein;
      NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.    APPOINTMENT OF SUB-MANAGER

      (a) Subject Fund. IIA is hereby appointed and IIA hereby accepts the
          ------------
appointment to act as an investment adviser and manager to the Managed Fund (the "Subject Fund"), effective November 1, 2000, for the period and on the terms herein set forth, for the compensation herein provided.

      (b) Additional Subject Funds. In the event that the Trust and JHLICO
          ------------------------
desire to retain IIA to render investment advisory services hereunder for any other Fund, they shall so notify IIA in writing. If it is willing to render such services, IIA shall notify the Trust in writing, whereupon such Fund shall become a Subject Fund hereunder.
      (c) Independent Contractor. IIA shall for all purposes herein be deemed to
          ----------------------
be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Trust.

2.  PROVISION OF INVESTMENT MANAGEMENT SERVICES.

      IIA will provide for such portion of the Subject Fund's assets as may be designated to it by JHLICO from time to time (the "Subject Assets") a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of said Fund, as furnished to IIA by JHLICO in writing from time to time. IIA will manage the investment and reinvestment of the Subject Assets, and perform the functions set forth below, subject to the overall supervision, direction, control and review of the Board of Trustees of the Trust, JHLICO and, as in effect from time to time, the provisions of the Trust's Declaration of Trust, Bylaws, prospectus, statement of additional information (all as furnished to IIA by JHLICO in writing from time to time), the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations or any directions or instructions, all as delivered to IIA in writing by JHLICO or the Trust from time to time).
      IIA will have investment discretion with respect to the Subject Assets and will, at its own expense:
           (a) upon request, advise the Trust in connection with investment decisions to be made by its Board of Trustees or any committee thereof regarding the Subject Assets and furnish the Trust with research, economic and statistical data in connection with investments and investment policies for the Subject Assets;
           (b) submit such reports relating to the valuation of the Subject Assets as the Trust's Board of Trustees may reasonably request;

           (c) place orders for purchases and sales of portfolio investments for the Subject Assets;
           (d) maintain and preserve the records relating to its activities hereunder, including those records required by the 1940 Act to be maintained by it and preserved by the Trust, to the extent not maintained by the Trust's custodian, transfer agent or JHLICO; and
           (e) subject to its receipt of all necessary voting materials, in its discretion, as it deems advisable in the best interests of the Subject Fund, vote, or cause to be voted, any or all proxies with respect to the Subject Assets in accordance with IIA's proxy voting policy as most recently provided to JHLICO.
      The Trust and JHLICO will provide timely information to IIA regarding such matters as purchases and redemptions of shares with respect to the Subject Assets and the cash requirements of, and cash available for investment in, the Subject Assets, and all information (including, without limitation, reports concerning the classification of Fund securities for purposes of Subchapter M of the Internal Revenue Code and Treasury Regulations Section 1.817) as may be reasonably necessary or appropriate in order for IIA to perform its responsibilities hereunder. On its own initiative, IIA will apprise JHLICO and the Trust of important developments materially affecting the Subject Assets and will furnish JHLICO and the Trust's Board of Trustees from time to time such information as is appropriate for this purpose.

3.    ALLOCATION OF EXPENSES.

      Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Trust specifically agrees, without limitation, to assume the expense of:
      (i) brokerage commissions for transactions in the portfolio investments of the Subject Assets and similar fees, charges and expenses incurred in connection with the acquisition, disposition, lending or borrowing of such portfolio investments;
      (ii) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Trust to federal, state or other governmental agencies; and
      (iii)  interest payable on the Trust's borrowings.

Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Trust and JHLICO in the Investment Management Agreement or any other agreement to which they are parties.

4.    SUB-ADVISORY FEES.

      For all of the services rendered as herein provided, JHLICO shall pay to IIA a fee (for payment of which the Trust shall have no obligation or liability) based on the Current Net Assets of the Subject Assets, as set forth in Schedule I attached hereto and made a part hereof. The fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to the Subject Assets during any calendar month, the fee with respect to such Subject Assets accrued to termination shall be paid promptly following such termination.
      "Current Net Assets" of the Subject Assets for purposes of computing the amount of advisory fee accrued for any day shall mean the net assets of the Subject Assets as of the most recent preceding day for which the Subject Assets' net assets were computed.

5.    FUND TRANSACTIONS.

      In connection with the investment and reinvestment of the assets of the Subject Fund, IIA is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Subject Assets and to use its best efforts to obtain best execution with respect to all such purchases and sales of Fund securities for said Subject Assets. IIA shall maintain records reasonably adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Subject Fund and its shareholders, IIA shall have the right subject to the control of the Board of Trustees, and to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Subject Fund or to IIA, and who charge a higher commission rate to the Subject Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. IIA shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.
      The fees payable to IIA by JHLICO hereunder shall be reduced by any tender offer solicitation fees or similar payments received by IIA, in connection with the tender of investments of any Subject Assets (less direct expenses incurred by IIA in connection with obtaining such fees or payments), to the extent not otherwise paid or credited to the Subject Fund.

6.    INFORMATION, RECORDS, AND CONFIDENTIALITY.

      The Trust shall own and control all records maintained hereunder by IIA on the Trust's behalf and, in the event of termination of this Agreement with respect to the Subject Fund for any reason, all records (or true and complete copies thereof) relating to that Fund shall be promptly returned to the Trust, free from any claim or retention of rights by IIA. IIA also agrees, upon request of the Trust, promptly to surrender such books and records or, at its expense, copies thereof, to the Trust or make such books and records available for inspection by representatives of regulatory authorities or other persons reasonably designated by the Trust. IIA further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to, Rules 31a-1 and 31a-2 and to supply all information in its possession or reasonably available to it, requested by any insurance regulatory authorities to determine whether all insurance laws and regulations are being complied with.
      IIA shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only (i) to John Hancock Life Insurance Company, or to any other person or entity that directly or indirectly owns all or substantially all of the IIA's capital stock; (ii) if the Trust or JHLICO has authorized such disclosure, or (iii) if such disclosure is expressly required by applicable federal or state regulatory authorities or court proceedings.
      IIA shall supply the Board of Trustees and officers of the Trust and JHLICO with all statistical information regarding investments which is reasonably required by them and reasonably available to it.

7.    LIABILITY; STANDARD OF CARE.

      No provision of this Agreement shall be deemed to protect IIA or JHLICO against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement or the Investment Management Agreement, as applicable. Nor shall any provision hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties. IIA shall employ only qualified personnel to manage the Subject Assets; shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement (provided that copies of any applicable investment restrictions imposed by state insurance laws and regulations shall be furnished to IIA by JHLICO); shall (as provided in Section 2 above) comply with the investment policies, guidelines and restrictions of the Subject Fund and with the provisions of the Trust's Declaration of Trust, Bylaws, prospectus and statement of additional information, all as furnished to IIA by JHLICO in writing from time to time; shall manage the Subject Assets (subject to the receipt of, and based upon the information contained in, periodic reports from JHLICO or the custodian concerning the classification of Fund securities for such purposes) as a regulated investment company in accordance with subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.817-5(b); shall act in its management of the Subject Assets in the best interests of the Trust, subject however to its duties to other clients as described in Section 9 below; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. However, IIA shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

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

8.    DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) Duration. This Agreement shall become effective with respect to the
          --------
Managed Fund on the date set forth in Section 1(a) hereof and, with respect to any additional Subject Fund, on the date of receipt by the Trust of notice from IIA in accordance with Paragraph 1(b) hereof that it is willing to serve with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the initial Subject Fund and, with respect to each additional Subject Fund, until two years following the date on which such Fund becomes a Subject Fund hereunder, and shall continue in full force and effect thereafter with respect to each Subject Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Board of Trustees of the Trust or by vote of a majority of the outstanding voting shares of such Fund, and (b) in either event by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.
      Any approval of this Agreement by the holders of a majority of the outstanding shares of any Subject Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment," "vote of a majority of the outstanding shares" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.
      (b) Termination. This Agreement may be terminated with respect to any
          -----------
Subject Fund at any time, without payment of any penalty, by the Trust pursuant to a vote of the trustees of the Trust or a vote of a majority of the outstanding shares of such Fund, which termination shall be effective immediately upon delivery of notice thereof to IIA and JHLICO. This Agreement may be terminated by IIA on at least sixty days' prior written notice to the Trust and JHLICO, or by JHLICO on at least sixty days' prior written notice to the Trust and IIA. Transactions already entered into by IIA but not yet settled at the time of any such termination shall settle for the account of the Trust.
      (c)  Automatic Termination.  This Agreement shall automatically and
           ---------------------
immediately terminate in the event of its assignment or if the Investment Management Agreement is terminated.

9.  SERVICES NOT EXCLUSIVE.

      The services of IIA to the Trust are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of IIA and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.
      Nothing in this Agreement shall limit or restrict IIA or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own accounts; provided, however, that no such person shall purchase securities from or sell securities to the Subject Fund except as permitted under applicable laws and regulations, including without limitation the 1940 Act and the Investment Advisers Act of 1940, and the rules and regulations thereunder. The Trust acknowledges that IIA and its officers, affiliates and employees, and its and their other clients, may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of under this Agreement. IIA shall have no obligation to acquire for the Subject Fund a position in any investment which IIA, its officers, affiliates or employees may acquire for their own accounts or for the account of another client, if in the sole discretion of IIA it is not feasible or desirable to do so.

10.  AVOIDANCE OF INCONSISTENT POSITION.

      In connection with the purchase and sale of portfolio securities of the Subject Assets, IIA and its directors, officers and employees will not act as principal or agent or receive any commission, except as may be permitted under applicable laws and regulations and the policies and procedures of the Trust in effect from time to time. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Subject Assets with those for other accounts managed by IIA or its affiliates, if orders are allocated in a manner deemed equitable by IIA among the accounts and at a price approximately averaged.

11. AMENDMENT.

      No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by a duly authorized officer of the party or parties intending to be bound thereby. No amendment of this Agreement shall be effective until approved specifically by
(a) the Board of Trustees of the Trust, or by vote of a majority of the outstanding shares of the Subject Fund, and (b) by vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

12.  LIMITATION OF LIABILITY.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, officers, agents or employees of the Trust personally, but only bind the trust property of the Trust, as provided in the Trust's Declaration of Trust.

13.  GOVERNING LAW.

      This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

14.  NOTICES.

      Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail

(first class, postage prepaid), by facsimile transmission (provided that any notice delivered by facsimile shall be followed promptly by a duplicate notice delivered by another permitted method of delivery), by hand or by commercial overnight delivery service, addressed as follows:

      IIA:                          Independence Investment Associates, Inc.
                                    53 State Street
                                    Boston, MA  02109
                                    Attention:  President
                                    Fax #:  617-228-8895

      JHLICO:                       John Hancock Life Insurance Company
                                    200 Clarendon Street
                                    P.O. Box 111
                                    Boston, MA  02117
                                    Attention:  Raymond F. Skiba
                                    Fax #:  617-375-4835

      TRUST:                        John Hancock Variable Trust Trust I
                                    200 Clarendon Street
                                    P.O. Box 111
                                    Boston, MA  02117
                                    Attention:  Raymond F. Skiba
                                    Fax #:  617-375-4835

5.  ASSIGNMENT.

      This Agreement may not be assigned by any party, either in whole or in part.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

ATTEST:                                 JOHN HANCOCK VARIABLE SERIES TRUST I

/s/ Arnold Bergman                      By: /s/ Michele G. Van Leer
Counsel                                 Title: Chairman

ATTEST:                                 JOHN HANCOCK LIFE INSURANCE COMPANY
/s/ Antoniette Ricci
Assistant Secretary                     By: /s/ Robert R. Reitano
                                        Title: Senior Vice President and Chief
                                        Investment Strategist

ATTEST:                                 INDEPENDENCE INVESTMENT
/s/ Carolyn Simmons                     ASSOCIATES, INC.
Senior Associate

                                        By: /s/ Mark Lapman
                                        Title: CEO

                                  SCHEDULE I

                                     FEES
                                     ----

   Current Subject Assets Under Management            Sub-Advisory Fee
   ---------------------------------------            ----------------

   On the first $500 million                   30 basis points (0.30%) per annum

   On the next $500 million                    26.25 basis points (0.2625%) per
                                               annum

   On amounts over $1 billion                  22.50 basis points (0.2250%) per
                                               annum

                                      13